Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Third Quarter 2022 Results

(October 18, 2022) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $68.3 million, or $0.40 per diluted share, for the third quarter of 2022, an increase of $0.9 million, or 1.3%, in comparison to the second quarter of 2022. The Corporation reported net income available to common shareholders of $197.5 million, or $1.20 per diluted share, for the nine months ended September 30, 2022, a decrease of $8.4 million or 4.1%, in comparison to the nine months ended September 30, 2021. The results for the third quarter of 2022 include the impact of the consummation of the acquisition by the Corporation of Prudential Bancorp, Inc. ("Prudential Bancorp") on July 1, 2022.

"I'm pleased to report that we had a strong third quarter, with operating earnings being at an all-time high for Fulton," said E. Phillip Wenger, Chairman and CEO. "As I retire from my current role on December 31, I have tremendous confidence in my successor, Curt Myers, our senior management team and directors, and the more than 3,300 talented team members to continue to change lives for the better for our customers and our shareholders."

"We are grateful to Phil Wenger for all the contributions he has made over his 43 years of service to Fulton, and we look forward to carrying on his legacy" said Curtis J. Myers, President and COO. "As Phil noted, our third quarter performance was strong, driven primarily by increased net interest income, which was helped by rising interest rates, good loan growth, consistent fee income, and the effect of our acquisition of Prudential Bancorp completed on July 1, 2022."

Operating net income available to common shareholders was $80.5 million, or $0.48 per diluted share, for the third quarter of 2022, calculated as shown below.

Three months ended
(in thousands except per share data)	September 30, 2022

Net income available to common shareholders	$68,309
Plus: Core deposit intangible amortization, net of tax	406
Plus: Merger-related expenses, net of tax	5,535
Plus: Current expected credit losses ("CECL") day 1 provision expense, net of tax	6,283
Operating net income available to common shareholders	$80,533

Weighted average shares (diluted) (denominator)	168,781

Operating net income available to common shareholders per share (diluted)	$0.48

Net Interest Income and Balance Sheet

Net interest income for the third quarter of 2022 was $215.6 million, an increase of $36.8 million in comparison to the second quarter of 2022. The net interest margin for the third quarter of 2022 increased 50 basis points, to 3.54%, in comparison to 3.04% in the second quarter of 2022.

The linked-quarter increase in net interest income was primarily due to rising interest rates resulting in increases in interest income from net loans and investment securities of $41.3 million and $1.7 million, respectively. An increase in the average balances for net loans and investment securities of $926.7 million and $102.0 million, respectively, driven in part by the Prudential Bancorp acquisition, also contributed to the increase in interest income. Interest income from Prudential Bancorp was approximately $10.9 million in the third quarter of 2022. Interest expense from interest-bearing liabilities for the third quarter of 2022 increased by $6.6 million in comparison to $11.5 million in the second quarter of 2022, and included $2.7 million from Prudential Bancorp.

For the third quarter of 2022, net interest income was $215.6 million, an increase of $44.3 million, or 25.9%, in comparison to the third quarter of 2021 primarily driven by higher interest rates resulting in an increase in interest income from net loans of $43.6 million. An increase in the average balances for net loans and investment securities of $1,149.7 million and $678.9 million, respectively, driven in part by the Prudential Bancorp acquisition, also contributed to the increase in interest income. Interest income from Prudential Bancorp was approximately $10.9 million in the third quarter of 2022. Interest expense from interest-bearing liabilities for the third quarter of 2022 increased by $5.3 million in comparison to $12.8 million in the third quarter of 2021, and included $2.7 million from Prudential Bancorp.

Total average interest-earning assets for the third quarter of 2022 was $24.7 billion, an increase of $709.0 million from the second quarter of 2022, primarily driven by the aforementioned increases in average net loans of $926.7 million and average investment securities of $102.0 million, partially offset by a decrease in other interest-earning assets of $315.6 million.

Total average interest-earning assets for the third quarter of 2022 increased by $122.6 million from the third quarter of 2021. Average net loans for the third quarter of 2022 were $19.6 billion, an increase of $1,149.7 million from the same period in 2021. Included in average net loans for the third quarter of 2022 were Paycheck Protection Program ("PPP") loans with an average balance of $49.2 million, a decrease of $801.4 million from the third quarter of 2021. Compared to the third quarter of 2021, average other interest-earning assets decreased $1,678.7 million and average investment securities increased $678.9 million, respectively.

Total average interest-bearing liabilities increased $731.7 million, to $15.6 billion, in the third quarter of 2022 in comparison to $14.9 billion in the second quarter of 2022, due in part to the Prudential Bancorp acquisition, and driven overall by increases in average balances of interest-bearing deposits, long-term borrowings and short-term borrowings of $376.2 million, $204.5 million and $151.0 million, respectively.

Total average interest-bearing liabilities for the third quarter of 2022 decreased $194.3 million in comparison to $15.8 billion in the third quarter of 2021, driven by a decrease in the average total interest-bearing deposits of $431.6 million, partially offset by increases in average balances of long-term borrowings and short-term borrowings of $134.2 million and $103.1 million, respectively.

Asset Quality

In the third quarter of 2022, a provision for credit losses of $19.0 million was recorded in comparison to a provision for credit losses of $1.5 million in the second quarter of 2022, and a negative provision for credit losses of $0.6 million in the third quarter of 2021. Included in the third quarter of 2022 provision for credit losses was a CECL "Day 1" provision for credit losses of $8.0 million for the acquired Prudential Bancorp loan portfolio (the "CECL "Day 1" Provision"). Excluding the CECL "Day 1" Provision for credit losses, the provision for credit losses was $11.0 million and was primarily due to an increase in non-performing loans, as well as increases in reserves for the office building and residential mortgage loan portfolios.

Non-performing assets were $198.6 million, or 0.76% of total assets, at September 30, 2022, in comparison to $178.3 million, or 0.71% at June 30, 2022, and $152.1 million, or 0.58% of total assets, at September 30, 2021.

Annualized net charge-offs (recoveries) for the third quarter of 2022, was 0.01% of total average loans, in comparison to (0.08%) and (0.05)% in the second quarter of 2022 and the third quarter of 2021, respectively.

Non-interest Income

Non-interest income before investment securities gains in the third quarter of 2022 was $59.2 million, an increase of $0.8 million, or 1.4%, from the second quarter of 2022. The increase in non-interest income was driven primarily by an increase of $0.8 million in consumer banking fees.

Compared to the third quarter of 2021, non-interest income before investment securities gains in the third quarter of 2022 decreased $3.4 million, or 5.4%, from $62.6 million. The decrease in non-interest income was due to decreases of $5.8 million in mortgage banking income, $2.2 million in other income primarily due to equity method investments, and $0.9 million in wealth management revenues, partially offset by increases of $4.1 million in commercial banking revenues and $1.5 million in consumer banking fees.

Non-interest Expense

Non-interest expense, excluding merger-related expenses of $7.0 million and intangible amortization of $0.7 million, was $161.9 million in the third quarter of 2022, an increase of $13.3 million, or 9.0%, compared to the second quarter of 2022. The increase was primarily due to an $8.9 million increase in salaries and employee benefits expense that included $2.6 million in additional performance-based accruals and $2.0 million of salaries and employee benefits costs from Prudential Bancorp. In addition, compared to the second quarter of 2022, data processing and software expense increased $1.1 million, charitable contributions, reflected in other expense, increased $0.8 million due to contributions made to the Fulton Forward Foundation, and other outside services increased $0.6 million. The total impact on non-interest expense from Prudential Bancorp in the third quarter of 2022 was $3.6 million.
Compared to the third quarter of 2021, non-interest expense, excluding merger-related expenses of $7.0 million and intangible amortization of $0.7 million, increased $17.4 million, or 12.1%, in the third quarter of 2022, primarily due to an increase in salaries and employee benefits expense of $11.6 million. In addition, compared to the third quarter of 2021, data processing and software expense increased $1.5 million, other outside services increased $1.5 million and net occupancy costs increased $1.1 million.

Income Tax Expense

For the third quarter of 2022, the effective tax rate was 17.8%, in comparison to 17.6% for the full-year of 2021.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission (the "SEC") and are or will be available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
in thousands, except per-share data and percentages
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2022	2022	2022	2021	2021
Ending Balances
Investments	$3,936,694	$4,117,801	$4,288,674	$4,167,774	$4,000,760
Net loans	19,695,199	18,920,950	18,476,119	18,325,350	18,269,407
Total assets	26,146,042	25,252,686	25,598,310	25,796,398	26,390,832
Deposits	21,376,554	21,143,866	21,541,174	21,573,499	22,074,041
Shareholders' equity	2,471,159	2,471,093	2,569,535	2,712,680	2,699,818

Average Balances
Investments	$4,254,216	$4,216,507	$4,228,827	$3,980,045	$3,914,627
Net loans	19,563,825	18,637,175	18,383,118	18,220,550	18,414,153
Total assets	26,357,095	25,578,432	25,622,462	26,136,536	26,440,876
Deposits	21,788,052	21,523,713	21,480,183	21,876,938	22,123,480
Shareholders' equity	2,604,057	2,531,346	2,688,834	2,713,198	2,722,833

Income Statement
Net interest income	$215,582	$178,831	$161,310	$165,613	$171,270
Provision for credit losses	18,958	1,500	(6,950)	(5,000)	(600)
Non-interest income	59,162	58,391	55,256	63,881	62,577
Non-interest expense	169,558	149,730	145,978	154,019	144,596
Income before taxes	86,228	85,992	77,538	80,475	89,851
Net income available to common shareholders	68,309	67,427	61,726	59,325	73,021
Pre-provision net revenue(1)	113,631	89,384	71,842	77,837	90,947

Per Share
Net income available to common shareholders (basic)	$0.41	$0.42	$0.38	$0.37	$0.45
Net income available to common shareholders (diluted)	$0.40	$0.42	$0.38	$0.37	$0.45
Operating net income available to common shareholders(1)	$0.48	$0.42	$0.38	$0.37	$0.45
Cash dividends	$0.15	$0.15	$0.15	$0.22	$0.14
Common shareholders' equity	$13.61	$14.15	$14.79	$15.70	$15.53
Common shareholders' equity (tangible)(1)	$10.26	$10.81	$11.44	$12.35	$12.21
Weighted average shares (basic)	167,353	160,920	160,588	161,210	162,506
Weighted average shares (diluted)	168,781	162,075	161,911	162,355	163,456

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2022	2022	2022	2021	2021
Asset Quality
Net (recoveries) charge offs to average loans (annualized)	0.01%	(0.08)%	(0.02)%	0.07%	(0.05)%
Non-performing loans to total loans	0.98%	0.92%	0.87%	0.83%	0.82%
Non-performing assets to total assets	0.76%	0.71%	0.64%	0.60%	0.58%
ACL - loans(2) to total loans	1.35%	1.31%	1.32%	1.36%	1.41%
ACL - loans(2) to non-performing loans	138%	143%	151%	164%	171%

Asset Quality, excluding PPP(1)(3)
Net (recoveries) charge offs to adjusted average loans (annualized)	0.01%	(0.08)%	(0.02)%	0.07%	(0.05)%
Non-performing loans to total adjusted loans	0.98%	0.92%	0.88%	0.84%	0.85%
ACL - loans(2) to total adjusted loans	1.36%	1.32%	1.33%	1.38%	1.45%

Profitability
Return on average assets, annualized	1.07%	1.10%	1.02%	0.94%	1.13%
Operating return on average assets, annualized(1)	1.25%	1.11%	1.02%	0.94%	1.13%
Return on average common shareholders' equity, annualized	11.24%	11.57%	10.03%	9.34%	11.45%
Return on average common shareholders' equity (tangible), annualized(1)	17.31%	15.23%	12.88%	11.89%	14.56%
Net interest margin	3.54%	3.04%	2.78%	2.77%	2.82%
Efficiency ratio(1)	57.8%	61.4%	65.8%	65.2%	60.3%
Non-interest expenses to total average assets	2.55%	2.35%	2.31%	2.34%	2.17%
Operating non-interest expenses to total average assets(1)	2.43%	2.32%	2.29%	2.30%	2.14%

Capital Ratios
Tangible common equity ratio ("TCE")(1)	6.7%	7.0%	7.3%	7.8%	7.6%
TCE ratio, (excluding AOCI)(1)(5)	8.3%	8.2%	7.9%	7.8%	7.5%
Tier 1 leverage ratio(4)	9.3%	9.1%	8.9%	8.6%	8.4%
Common equity Tier 1 capital ratio(4)	10.0%	9.9%	10.0%	9.9%	10.1%
Tier 1 risk-based capital ratio(4)	10.9%	10.8%	10.9%	10.9%	11.1%
Total risk-based capital ratio(4)	13.7%	13.7%	13.8%	14.1%	14.4%

(1) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(2) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(3) Asset quality information excluding PPP loans.
(4) Regulatory capital ratios as of September 30, 2022 are preliminary and prior periods are actual.
(5) Tangible common equity ("TCE") ratio, excluding accumulated other comprehensive income ("AOCI")

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands
						% Change from
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Sep 30
	2022	2022	2022	2021	2021	2022	2021
ASSETS
Cash and due from banks	$143,465	$158,605	$161,462	$172,276	$260,564	(9.5)%	(44.9)%
Other interest-earning assets	467,164	383,715	1,054,232	1,523,973	2,271,738	21.7%	(79.4)%
Loans held for sale	14,411	17,528	27,675	35,768	43,123	(17.8)%	(66.6)%
Investment securities	3,936,694	4,117,801	4,288,674	4,167,774	4,000,760	(4.4)%	(1.6)%
Net loans	19,695,199	18,920,950	18,476,119	18,325,350	18,269,407	4.1%	7.8%
Less: ACL - loans(1)	(266,838)	(248,564)	(243,705)	(249,001)	(256,727)	(7.4)%	(3.9)%
Loans, net	19,428,361	18,672,386	18,232,414	18,076,349	18,012,680	4.0%	7.9%
Net, premises and equipment	221,496	211,639	218,257	220,357	228,179	4.7%	(2.9)%
Accrued interest receivable	72,821	64,457	55,102	57,451	57,902	13.0%	25.8%
Goodwill and intangible assets	561,495	537,700	537,877	538,053	536,697	4.4%	4.6%
Other assets	1,300,135	1,088,855	1,022,617	1,004,397	979,189	19.4%	32.8%
Total Assets	$26,146,042	$25,252,686	$25,598,310	$25,796,398	$26,390,832	3.5%	(0.9)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,376,554	$21,143,866	$21,541,174	$21,573,499	$22,074,041	1.1%	(3.2)%
Short-term borrowings	618,457	456,185	452,440	416,764	468,967	35.6%	31.9%
Other liabilities	873,648	624,412	478,667	472,110	520,620	39.9%	67.8%
Long-term borrowings	806,224	557,130	556,494	621,345	627,386	44.7%	28.5%
Total Liabilities	23,674,883	22,781,593	23,028,775	23,083,718	23,691,014	3.9%	(0.1)%
Shareholders' equity	2,471,159	2,471,093	2,569,535	2,712,680	2,699,818	—%	(8.5)%
Total Liabilities and Shareholders' Equity	$26,146,042	$25,252,686	$25,598,310	$25,796,398	$26,390,832	3.5%	(0.9)%

LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,554,509	$7,417,036	$7,289,376	$7,279,080	$7,145,115	1.9%	5.7%
Commercial and industrial	4,208,775	4,098,552	3,992,285	3,906,791	3,863,154	2.7%	8.9%
Real estate - residential mortgage	4,574,228	4,203,827	3,946,741	3,846,750	3,719,684	8.8%	23.0%
Real estate - home equity	1,110,103	1,108,808	1,098,171	1,118,248	1,126,628	0.1%	(1.5)%
Real estate - construction	1,273,097	1,177,446	1,210,340	1,139,779	1,111,487	8.1%	14.5%
Consumer	633,666	538,747	481,551	464,657	458,595	17.6%	38.2%
Equipment lease financing	255,060	254,897	253,521	236,344	242,967	0.1%	5.0%
Other(2)	53,671	49,214	39,857	32,448	11,330	9.1%	N/M
Net loans before PPP	19,663,109	18,848,527	18,311,842	18,024,097	17,678,960	4.3%	11.2%
PPP	32,090	72,423	164,277	301,253	590,447	(55.7)%	(94.6)%
Total Net Loans	$19,695,199	$18,920,950	$18,476,119	$18,325,350	$18,269,407	4.1%	7.8%
Deposits, by type:
Noninterest-bearing demand	$7,372,896	$7,530,777	$7,528,391	$7,370,963	$7,434,155	(2.1)%	(0.8)%
Interest-bearing demand	5,676,600	5,403,805	5,625,286	5,819,539	6,187,096	5.0%	(8.3)%
Savings	6,563,003	6,406,051	6,479,196	6,403,995	6,401,619	2.5%	2.5%
Total demand and savings	19,612,499	19,340,633	19,632,873	19,594,497	20,022,870	1.4%	(2.0)%
Brokered	226,883	243,172	248,833	251,526	262,617	(6.7)%	(13.6)%
Time	1,537,172	1,560,061	1,659,468	1,727,476	1,788,554	(1.5)%	(14.1)%
Total Deposits	$21,376,554	$21,143,866	$21,541,174	$21,573,499	$22,074,041	1.1%	(3.2)%
Short-term borrowings, by type:
Customer funding	$482,457	$436,185	$452,440	$416,764	$468,967	10.6%	2.9%
Federal funds purchased	136,000	20,000	—	—	—	N/M	N/M
Total Short-Term Borrowings	$618,457	$456,185	$452,440	$416,764	$468,967	35.6%	31.9%

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Consists of overdrafts and net origination fees and costs.
N/M - Not meaningful

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands
	Three Months Ended					% Change from		Nine Months Ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Sep 30	Sep 30
	2022	2022	2022	2021	2021	2022	2021	2022	2021	% Change
Interest Income:
Interest income	$233,691	$190,299	$173,001	$177,724	$184,079	22.8%	27.0%	$596,991	$545,688	9.4%
Interest expense	18,109	11,468	11,691	12,111	12,809	57.9%	41.4%	41,268	47,570	(13.2)%
Net Interest Income	215,582	178,831	161,310	165,613	171,270	20.6%	25.9%	555,723	498,118	11.6%
Provision for credit losses	18,958	1,500	(6,950)	(5,000)	(600)	N/M	N/M	13,508	(9,600)	N/M
Net Interest Income after Provision	196,624	177,331	168,260	170,613	171,870	10.9%	14.4%	542,215	507,718	6.8%
Non-Interest Income:
Commercial banking:
Merchant and card	7,601	7,355	6,097	6,588	6,979	3.3%	8.9%	21,053	19,533	7.8%
Cash management	6,483	6,062	5,428	5,318	5,285	6.9%	22.7%	17,973	15,547	15.6%
Capital markets	4,060	3,893	1,676	2,982	2,063	4.3%	96.8%	9,629	6,399	50.5%
Other commercial banking	2,664	3,049	2,807	3,592	2,411	(12.6)%	10.5%	8,520	8,730	(2.4)%
Total commercial banking	20,808	20,359	16,008	18,480	16,738	2.2%	24.3%	57,175	50,209	13.9%
Consumer banking:
Card	6,278	6,067	5,796	5,953	5,941	3.5%	5.7%	18,141	17,552	3.4%
Overdraft	4,463	3,881	3,772	3,896	3,474	15.0%	28.5%	12,116	8,948	35.4%
Other consumer banking	2,534	2,524	2,106	2,280	2,386	0.4%	6.2%	7,164	6,915	3.6%
Total consumer banking	13,275	12,472	11,674	12,129	11,801	6.4%	12.5%	37,421	33,415	12.0%
Wealth management	17,610	18,274	19,428	18,285	18,532	(3.6)%	(5.0)%	55,312	53,513	3.4%
Mortgage banking	3,720	3,768	4,576	7,243	9,535	(1.3)%	(61.0)%	12,064	26,333	(54.2)%
Other	3,802	3,510	3,551	7,739	5,971	8.3%	(36.3)%	10,863	12,883	(15.7)%
Non-interest income before investment securities gains (losses)	59,215	58,383	55,237	63,876	62,577	1.4%	(5.4)%	172,835	176,353	(2.0)%
Investment securities gains (losses), net	(53)	8	19	5	—	N/M	N/M	(26)	33,511	(100.1)%
Total Non-Interest Income	59,162	58,391	55,256	63,881	62,577	1.3%	(5.5)%	172,809	209,864	(17.7)%
Non-Interest Expense:
Salaries and employee benefits	94,283	85,404	84,464	85,506	82,679	10.4%	14.0%	264,151	243,632	8.4%
Data processing and software	15,807	14,685	14,315	14,612	14,335	7.6%	10.3%	44,807	41,828	7.1%
Net occupancy	14,025	13,587	14,522	14,366	12,957	3.2%	8.2%	42,134	39,433	6.8%
Other outside services	9,361	8,764	8,167	9,637	7,889	6.8%	18.7%	26,292	24,557	7.1%
Equipment	3,548	3,422	3,423	3,539	3,416	3.7%	3.9%	10,393	10,268	1.2%
FDIC insurance	3,158	2,961	3,209	3,032	2,727	6.7%	15.8%	9,328	7,633	22.2%
Professional fees	2,373	2,013	1,792	1,946	2,271	17.9%	4.5%	6,178	7,701	(19.8)%
Marketing	1,859	1,326	1,320	1,477	1,448	40.2%	28.4%	4,505	3,798	18.6%
Intangible amortization	690	177	176	146	150	N/M	N/M	1,043	443	135.4%
Debt extinguishment	—	—	—	674	—	N/M	N/M	—	32,575	(100.0)%
Merger-related expenses	7,006	1,027	401	—	—	N/M	N/M	8,434	—	N/M
Other	17,448	16,364	14,189	19,084	16,724	6.6%	4.3%	48,001	51,943	(7.6)%
Total Non-Interest Expense	169,558	149,730	145,978	154,019	144,596	13.2%	17.3%	465,266	463,811	0.3%
Income Before Income Taxes	86,228	85,992	77,538	80,475	89,851	0.3%	(4.0)%	249,758	253,771	(1.6)%
Income tax expense	15,357	16,003	13,250	18,588	14,268	(4.0)%	7.6%	44,610	40,160	11.1%
Net Income	70,871	69,989	64,288	61,887	75,583	1.3%	(6.2)%	205,148	213,611	(4.0)%
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	—%	—%	(7,686)	(7,715)	0.4%
Net Income Available to Common Shareholders	$68,309	$67,427	$61,726	$59,325	$73,021	1.3%	(6.5)%	$197,462	$205,896	(4.1)%

	Three Months Ended					% Change from		Nine Months Ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Sep 30	Sep 30
	2022	2022	2022	2021	2021	2022	2021	2022	2021	% Change
PER SHARE:
Net income available to common shareholders:
Basic	$0.41	$0.42	$0.38	$0.37	$0.45	(2.4)%	(8.9)%	$1.21	$1.27	(4.7)%
Diluted	$0.40	$0.42	$0.38	$0.37	$0.45	(4.8)%	(11.1)%	$1.20	$1.26	(4.8)%
Cash dividends	$0.15	$0.15	$0.15	$0.22	$0.14	—%	7.1%	$0.45	$0.42	7.1%

Weighted average shares (basic)	167,353	160,920	160,588	161,210	162,506	4.0%	3.0%	162,979	162,577	0.2%
Weighted average shares (diluted)	168,781	162,075	161,991	162,355	163,456	4.1%	3.3%	164,254	163,634	0.4%

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$19,563,825	$207,343	4.21%	$18,637,175	$165,682	3.56%	$18,414,153	$163,343	3.53%
Investment securities	4,500,461	28,022	2.49%	4,398,424	26,061	2.37%	3,821,513	21,663	2.27%
Loans held for sale	9,098	194	8.51%	13,260	260	7.84%	36,427	299	3.28%
Other interest-earning assets	622,673	2,103	1.34%	938,244	1,723	0.74%	2,301,326	1,888	0.18%
Total Interest-Earning Assets	24,696,057	237,662	3.83%	23,987,103	193,726	3.24%	24,573,419	187,193	3.03%

Noninterest-Earning assets:
Cash and due from banks	152,349			160,240			200,315
Premises and equipment	223,880			216,798			228,861
Other assets	1,545,812			1,463,332			1,695,767
Less: ACL - loans(2)	(261,003)			(249,041)			(257,486)
Total Assets	$26,357,095			$25,578,432			$26,440,876

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,708,059	$1,886	0.13%	$5,597,975	$797	0.06%	$6,168,908	$814	0.05%
Savings deposits	6,681,713	3,414	0.20%	6,425,634	1,125	0.07%	6,392,537	1,054	0.07%
Brokered deposits	247,105	1,346	2.16%	244,200	619	1.02%	270,168	229	0.34%
Time deposits	1,615,384	3,404	0.84%	1,608,286	3,255	0.81%	1,852,223	4,428	0.95%
Total Interest-Bearing Deposits	14,252,261	10,050	0.28%	13,876,095	5,796	0.17%	14,683,836	6,525	0.18%

Short-term borrowings	597,883	1,149	0.76%	446,838	190	0.17%	494,811	131	0.11%
Long-term borrowings	761,465	6,911	3.62%	556,992	5,482	3.94%	627,300	6,153	3.92%
Total Interest-Bearing Liabilities	15,611,609	18,110	0.47%	14,879,925	11,468	0.31%	15,805,947	12,809	0.32%

Noninterest-Bearing liabilities:
Demand deposits	7,535,791			7,647,618			7,439,644
Other	605,638			519,543			472,452
Total Liabilities	23,753,038			23,047,086			23,718,043
Total Deposits/Cost of Deposits	21,788,052		0.18%	21,523,713		0.11%	22,123,480		0.12%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,147,400		0.31%	22,527,543		0.20%	23,245,591		0.22%

Shareholders' equity	2,604,057			2,531,346			2,722,833
Total Liabilities and Shareholders' Equity	$26,357,095			$25,578,432			$26,440,876

Net interest income/net interest margin (fully taxable equivalent)		219,552	3.54%		182,258	3.04%		174,384	2.82%
Tax equivalent adjustment		(3,970)			(3,427)			(3,114)
Net Interest Income		$215,582			$178,831			$171,270

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended					% Change from
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Sep 30
	2022	2022	2022	2021	2021	2022	2021
Loans, by type:
Real estate - commercial mortgage	$7,566,259	$7,340,417	$7,294,914	$7,157,906	$7,134,177	3.1%	6.1%
Commercial and industrial	4,201,399	4,040,587	3,986,900	3,898,559	3,878,767	4.0%	8.3%
Real estate - residential mortgage	4,485,649	4,052,666	3,887,428	3,773,156	3,642,822	10.7%	23.1%
Real estate - home equity	1,099,487	1,118,494	1,106,319	1,122,042	1,128,076	(1.7)%	(2.5)%
Real estate - construction	1,268,590	1,188,932	1,137,649	1,117,592	1,085,846	6.7%	16.8%
Consumer	604,634	485,095	471,129	462,346	452,844	24.6%	33.5%
Equipment lease financing	252,810	253,659	236,388	238,349	247,776	(0.3)%	2.0%
Other(1)	35,823	42,476	36,277	15,558	(6,773)	(15.7)%	N/M
Net loans before PPP	19,514,651	18,522,326	18,157,004	17,785,508	17,563,535	5.4%	11.1%
PPP	49,174	114,849	226,114	435,042	850,618	(57.2)%	(94.2)%
Total Net Loans	$19,563,825	$18,637,175	$18,383,118	$18,220,550	$18,414,153	5.0%	6.2%

Deposits, by type:
Noninterest-bearing demand	$7,535,791	$7,647,618	$7,431,235	$7,516,656	$7,439,644	(1.5)%	1.3%
Interest-bearing demand	5,708,059	5,597,975	5,664,987	5,933,780	6,168,908	2.0%	(7.5)%
Savings	6,681,713	6,425,634	6,436,548	6,413,638	6,392,537	4.0%	4.5%
Total demand and savings	19,925,563	19,671,227	19,532,770	19,864,074	20,001,089	1.3%	(0.4)%
Brokered	247,105	244,200	250,350	256,192	270,168	1.2%	(8.5)%
Time	1,615,384	1,608,286	1,697,063	1,756,672	1,852,223	0.4%	(12.8)%
Total Deposits	$21,788,052	$21,523,713	$21,480,183	$21,876,938	$22,123,480	1.2%	(1.5)%

Short-term borrowings, by type:
Customer funding	$483,429	$443,970	$423,949	$474,022	$494,811	8.9%	(2.3)%
Federal funds purchased	96,965	2,857	—	—	—	N/M	N/M
Short-term FHLB advances and other borrowings	17,489	11	—	—	—	N/M	N/M
Total Short-Term borrowings	$597,883	$446,838	$423,949	$474,022	$494,811	33.8%	20.8%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Nine months ended September 30
	2022			2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$18,865,672	$524,150	3.71%	$18,765,024	$485,330	3.46%
Investment securities	4,376,084	78,334	2.39%	3,589,357	63,902	2.37%
Loans held for sale	16,898	694	5.48%	40,551	969	3.19%
Other interest-earning assets	937,369	4,498	0.64%	1,986,161	4,599	0.18%
Total Interest-Earning Assets	24,196,023	607,676	3.35%	24,381,093	554,799	3.04%

Noninterest-Earning assets:
Cash and due from banks	158,267			150,435
Premises and equipment	220,218			229,513
Other assets	1,534,314			1,689,094
Less: ACL - loans(2)	(253,725)			(268,412)
Total Assets	$25,855,097			$26,181,723

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,657,165	$3,411	0.08%	$5,994,878	$2,905	0.06%
Savings deposits	6,515,529	5,561	0.11%	6,271,019	3,944	0.08%
Brokered deposits	254,100	2,181	1.14%	297,250	876	0.39%
Time deposits	1,633,053	10,299	0.84%	2,001,043	16,383	1.09%
Total Interest-Bearing Deposits	14,059,847	21,452	0.20%	14,564,190	24,108	0.22%

Short-term borrowings	490,194	1,459	0.40%	526,259	456	0.12%
Long-term borrowings	643,330	18,357	3.81%	839,396	23,006	3.66%
Total Interest-Bearing Liabilities	15,193,371	41,268	0.36%	15,929,845	47,570	0.40%

Noninterest-Bearing liabilities:
Demand deposits	7,538,597			7,108,199
Other	515,615			466,917
Total Liabilities	23,247,583			23,504,961
Total Deposits/Cost of Deposits	21,598,444		0.13%	21,672,389		0.15%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	22,731,968		0.24%	23,038,044		0.28%

Shareholders' equity	2,607,514			2,676,762
Total Liabilities and Shareholders' Equity	$25,855,097			$26,181,723

Net interest income/net interest margin (fully taxable equivalent)		566,408	3.13%		507,229	2.78%
Tax equivalent adjustment		(10,685)			(9,111)
Net Interest Income		$555,723			$498,118

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands

	Nine months ended September 30
	2022	2021	% Change
Loans, by type:
Real estate - commercial mortgage	$7,401,094	$7,146,951	3.6%
Commercial and industrial	4,075,838	3,943,736	3.3%
Real estate - residential mortgage	4,143,850	3,409,381	21.5%
Real estate - home equity	1,099,310	1,147,444	(4.2)%
Real estate - construction	1,197,947	1,065,125	12.5%
Consumer	532,396	454,434	17.2%
Equipment lease financing	247,674	256,741	(3.5)%
Other(1)	38,165	(10,292)	N/M
Net loans before PPP	18,736,274	17,413,520	7.6%
PPP	129,398	1,351,504	(90.4)%
Total Net Loans	$18,865,672	$18,765,024	0.5%

Deposits, by type:
Noninterest-bearing demand	$7,538,597	$7,108,199	6.1%
Interest-bearing demand	5,657,165	5,994,878	(5.6)%
Savings	6,515,529	6,271,019	3.9%
Total demand and savings	19,711,291	19,374,096	1.7%
Brokered	254,100	297,250	(14.5)%
Time	1,633,053	2,001,043	(18.4)%
Total Deposits	$21,598,444	$21,672,389	(0.3)%

Short-term borrowings, by type:
Customer funding	$450,667	$526,259	(14.4)%
Federal funds purchased	33,629	—	N/M
Short-term FHLB advances and other borrowings	5,898	—	N/M
Total Short-Term Borrowings	$490,194	$526,259	(6.9)%

N/M - Not meaningful
(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended					Nine Month Ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30	Sep 30
	2022	2022	2022	2021	2021	2022	2021
Allowance for credit losses related to net loans:
Balance at beginning of period	$248,564	$243,705	$249,001	$256,727	$255,032	$249,001	$277,567

CECL Day 1 provision expense	7,954	—	—	—	—	7,954	—

Purchased credit deteriorated loans	1,135	—	—	—	—	1,135	—

Loans charged off:
Commercial and industrial	(1,783)	(201)	(227)	(9,417)	(647)	(2,211)	(5,920)
Real estate - commercial mortgage	(86)	—	(152)	(369)	(14)	(238)	(8,357)
Consumer and home equity	(1,172)	(877)	(1,052)	(828)	(504)	(3,101)	(2,481)
Real estate - residential mortgage	—	(66)	—	—	(602)	(66)	(1,290)
Real estate - construction	—	—	—	—	—	—	(39)
Equipment lease financing and other	(683)	(474)	(469)	(380)	(467)	(1,626)	(1,871)
Total loans charged off	(3,724)	(1,618)	(1,900)	(10,994)	(2,234)	(7,242)	(19,958)
Recoveries of loans previously charged off:
Commercial and industrial	2,213	739	1,980	5,795	2,330	4,932	3,792
Real estate - commercial mortgage	29	3,536	112	1,007	564	3,677	1,467
Consumer and home equity	682	762	454	767	504	1,898	1,578
Real estate - residential mortgage	101	92	222	89	86	415	286
Real estate - construction	—	12	32	77	697	44	1,335
Equipment lease financing and other	247	226	154	283	358	627	670
Recoveries of loans previously charged off	3,272	5,367	2,954	8,018	4,539	11,593	9,128
Net loans recovered (charged off)	(452)	3,749	1,054	(2,976)	2,305	4,351	(10,830)
Provision for credit losses	9,637	1,110	(6,350)	(4,750)	(610)	4,397	(10,010)
Balance at end of period	$266,838	$248,564	$243,705	$249,001	$256,727	$266,838	$256,727
Net (recoveries) charge offs to average loans (annualized)	0.01%	(0.08)%	(0.02)%	0.07%	(0.05)%	(0.05)%	0.08%

Allowance credit losses related to OBS Credit Exposures(1)
Balance at beginning of period	$14,323	$13,933	$14,533	$14,783	$14,773
Provision for credit losses	1,367	390	(600)	(250)	10
Balance at end of period	$15,690	$14,323	$13,933	$14,533	$14,783

NON-PERFORMING ASSETS:
Non-accrual loans	$178,204	$162,530	$136,799	$143,666	$138,833
Loans 90 days past due and accruing	14,559	11,016	24,182	8,453	11,389
Total non-performing loans	192,763	173,546	160,981	152,119	150,222
Other real estate owned	5,877	4,786	2,014	1,817	1,896
Total non-performing assets	$198,640	$178,332	$162,995	$153,936	$152,118

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$29,831	$44,713	$30,193	$30,629	$32,697
Real estate - commercial mortgage	96,281	59,940	64,190	54,044	52,100
Real estate - residential mortgage	41,597	42,922	39,308	39,399	37,077
Consumer and home equity	10,016	10,552	11,465	11,505	11,509
Real estate - construction	1,456	1,357	672	901	965
Equipment lease financing and other	13,582	14,062	15,153	15,641	15,874
Total non-performing loans	$192,763	$173,546	$160,981	$152,119	$150,222

(1) The allowance for credit losses related to OBS Credit Exposures is presented in "other liabilities" on the consolidated balance sheets.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
in thousands, except per share data and percentages

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2022	2022	2022	2021	2021
Operating net income available to common shareholders
Net income available to common shareholders	$68,309	$67,427	$61,726	$59,325	$73,021
Plus: Core deposit intangible amortization, net of tax	406	—	—	—	—
Plus: Merger-related expenses, net of tax	5,535	811	317	—	—
Plus: CECL day 1 provision expense, net of tax	6,283	—	—	—	—
Operating net income available to common shareholders (numerator)	$80,533	$68,238	$62,043	$59,325	$73,021

Weighted average shares (diluted) (denominator)	168,781	162,075	161,991	162,355	163,456

Operating net income available to common shareholders, per share (diluted)	$0.48	$0.42	$0.38	$0.37	$0.45

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,471,159	$2,471,093	$2,569,535	$2,712,680	$2,699,818
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,495)	(537,700)	(537,877)	(538,053)	(536,697)
Tangible common shareholders' equity (numerator)	$1,716,786	$1,740,515	$1,838,780	$1,981,749	$1,970,243

Shares outstanding, end of period (denominator)	167,399	161,057	160,669	160,490	161,429

Common shareholders' equity (tangible), per share	$10.26	$10.81	$11.44	$12.35	$12.21

Operating return on average assets
Net income	$70,871	$69,989	$64,288	$61,887	$75,583
Plus: Core deposit intangible amortization, net of tax	406	—	—	—	—
Plus: Merger-related expenses, net of tax	5,535	811	317	—	—
Plus: CECL day 1 provision expense, net of tax	6,283	—	—	—	—
Operating net income (numerator)	$83,095	$70,800	$64,605	$61,887	$75,583

Total average assets (denominator)	$26,357,095	$25,578,432	$25,622,462	$26,136,536	$26,440,876

Operating return on average assets, annualized	1.25%	1.11%	1.02%	0.94%	1.13%

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$68,309	$67,427	$61,726	$59,325	$73,021
Plus: Merger-related expenses, net of tax	5,535	811	317	—	—
Plus: CECL day 1 provision expense, net of tax	6,283	—	—	—	—
Plus: Intangible amortization, net of tax	545	140	138	114	118
Operating net income available to common shareholders (numerator)	$80,672	$68,378	$62,181	$59,439	$73,139

Average shareholders' equity	$2,604,057	$2,531,346	$2,688,834	$2,713,198	$2,722,833
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(562,285)	(537,786)	(537,976)	(536,638)	(536,772)
Average tangible common shareholders' equity (denominator)	$1,848,894	$1,800,682	$1,957,980	$1,983,682	$1,993,183

Return on average common shareholders' equity (tangible), annualized	17.31%	15.23%	12.88%	11.89%	14.56%

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2022	2022	2022	2021	2021
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,471,159	$2,471,093	$2,569,535	$2,712,680	$2,699,818
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,495)	(537,700)	(537,877)	(538,053)	(536,697)
Tangible common shareholders' equity (numerator)	$1,716,786	$1,740,515	$1,838,780	$1,981,749	$1,970,243

Total assets	$26,146,042	$25,252,686	$25,598,310	$25,796,398	$26,390,832
Less: Goodwill and intangible assets	(561,495)	(537,700)	(537,877)	(538,053)	(536,697)
Total tangible assets (denominator)	$25,584,547	$24,714,986	$25,060,433	$25,258,345	$25,854,135

Tangible common equity to tangible assets	6.71%	7.04%	7.34%	7.85%	7.62%

Tangible common equity to tangible assets (TCE Ratio) excluding AOCI
Shareholders' equity	$2,471,159	$2,471,093	$2,569,535	$2,712,680	$2,699,818
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Accumulated other comprehensive income (loss)	(442,947)	(304,210)	(158,855)	27,411	25,615
Less: Goodwill and intangible assets	(561,495)	(537,700)	(537,877)	(538,053)	(536,697)
Tangible common shareholders' equity (numerator)	$2,159,733	$2,044,725	$1,997,635	$1,954,338	$1,944,628

Total assets	$26,146,042	$25,252,686	$25,598,310	$25,796,398	$26,390,832
Less: Goodwill and intangible assets	(561,495)	(537,700)	(537,877)	(538,053)	(536,697)
Plus: AOCI - unrealized losses/(gains) on AFS investments securities	368,196	249,424	112,965	(40,444)	(41,787)
Total tangible assets (denominator)	$25,952,743	$24,964,410	$25,173,398	$25,217,901	$25,812,348

Tangible common equity to tangible assets, excluding AOCI	8.32%	8.19%	7.94%	7.75%	7.53%

Efficiency ratio
Non-interest expense	$169,558	$149,730	$145,978	$154,019	$144,596
Less: Amortization of tax credit investments	(696)	(696)	(696)	(1,547)	(1,546)
Less: Merger-related expenses	(7,006)	(1,027)	(401)	—	—
Less: Intangible amortization	(690)	(177)	(176)	(146)	(150)
Less: Debt extinguishment costs	—	—	—	(674)	—
Non-interest expense (numerator)	$161,166	$147,830	$144,705	$151,652	$142,900

Net interest income	$215,582	$178,831	$161,310	$165,613	$171,270
Tax equivalent adjustment	3,970	3,427	3,288	3,184	3,114
Plus: Total non-interest income	59,162	58,391	55,256	63,881	62,577
Less: Investment securities (gains) losses, net	53	(8)	(19)	(5)	—
Total revenue (denominator)	$278,767	$240,641	$219,835	$232,673	$236,961

Efficiency ratio	57.8%	61.4%	65.8%	65.2%	60.3%

Operating non-interest expenses to total average assets (annualized)
Non-interest expense	$169,558	$149,730	$145,978	$154,019	$144,596
Less: Amortization of tax credit investments	(696)	(696)	(696)	(1,547)	(1,546)
Less: Intangible amortization	(690)	(177)	(176)	(146)	(150)
Less: Merger-related expenses	(7,006)	(1,027)	(401)	—	—
Less: Debt extinguishment costs	—	—	—	(674)	—
Non-interest expense (numerator)	$161,166	$147,830	$144,705	$151,652	$142,900

Total average assets (denominator)	$26,357,095	$25,578,432	$25,622,462	$26,136,536	$26,440,876

Operating non-interest expenses to total average assets, (annualized)	2.43%	2.32%	2.29%	2.30%	2.14%

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2022	2022	2022	2021	2021
Asset Quality, excluding PPP
Net loans recovered (charged-off) (numerator)	$(452)	$3,749	$1,054	$(2,976)	$2,305

Average net loans	$19,563,825	$18,637,175	$18,383,118	$18,220,550	$18,414,153
Less: Average PPP loans	(49,174)	(114,849)	(226,114)	(435,042)	(850,618)
Total adjusted average loans (denominator)	$19,514,651	$18,522,326	$18,157,004	$17,785,508	$17,563,535

Net charge-offs (recoveries) to adjusted average loans (annualized)	0.01%	(0.08)%	(0.02)%	0.07%	(0.05)%

Non-performing loans (numerator)	$192,763	$173,546	$160,981	$152,119	$150,222

Net loans	$19,695,199	$18,920,950	$18,476,119	$18,325,350	$18,269,407
Less: PPP loans	(32,090)	(72,423)	(164,277)	(301,253)	(590,447)
Total adjusted loans (denominator)	$19,663,109	$18,848,527	$18,311,842	$18,024,097	$17,678,960

Non-performing loans to total adjusted loans	0.98%	0.92%	0.88%	0.84%	0.85%

ACL - loans (numerator)	$266,838	$248,564	$243,705	$249,001	$256,727

Net loans	$19,695,199	$18,920,950	$18,476,119	$18,325,350	$18,269,407
Less: PPP loans	(32,090)	(72,423)	(164,277)	(301,253)	(590,447)
Total adjusted loans (denominator)	$19,663,109	$18,848,527	$18,311,842	$18,024,097	$17,678,960

ACL - loans to total adjusted loans	1.36%	1.32%	1.33%	1.38%	1.45%

Pre-provision net revenue
Net interest income	$215,582	$178,831	$161,310	$165,613	$171,270
Non-interest income	59,162	58,391	55,256	63,881	62,577
Less: Investment securities (gains) losses, net	53	(8)	(19)	(5)	—
Total revenue	$274,797	$237,214	$216,547	$229,489	$233,847

Non-interest expense	$169,558	$149,730	$145,978	$154,019	$144,596
Less: Amortization on tax credit investments	(696)	(696)	(696)	(1,547)	(1,546)
Less: Merger-related expenses	(7,006)	(1,027)	(401)	—	—
Less: Intangible amortization	(690)	(177)	(176)	(146)	(150)
Less: Debt extinguishment	—	—	—	(674)	—
Total non-interest expense	$161,166	$147,830	$144,705	$151,652	$142,900

Pre-provision net revenue	$113,631	$89,384	$71,842	$77,837	$90,947

Note: numbers may not sum due to rounding.